Exhibit 99.1

SuRo Capital Corp. Reports First Quarter 2023 Financial Results

Net Asset Value of $7.59 Per Share as of March 31, 2023

NEW YORK, NY, May 9, 2023 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the quarter ended March 31, 2023. Net assets totaled approximately $215.0 million, or $7.59 per share, at March 31, 2023 as compared to $7.39 per share at December 31, 2022 and $12.22 per share at March 31, 2022.

“As we have consistently demonstrated, SuRo Capital is committed to initiatives that enhance shareholder value, and we believe the market is currently undervaluing our portfolio. Given the discount our stock has traded at compared to net asset value per share, we believe our recent Modified Dutch Auction Tender Offer was an efficient and accretive deployment of capital. As announced in the first quarter and executed subsequent to quarter-end, the Modified Dutch Auction Tender Offer resulted in the purchase of 3.0 million shares of common stock for $4.50 per share,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

“We are encouraged by reports that in the first quarter, secondary transactions were closed at an approximately 50% discount to a company’s last primary financing. While still relatively expensive compared to public comparables, this discount, coupled with increasing secondary trade volumes, may indicate that the market is finding a level where investors will transact. With over $120.0 million of investable capital at quarter-end, we remain poised to continue investing in both primary and secondary opportunities for later-stage, high-growth companies at what we believe will be compelling valuations,” Mr. Klein concluded.

Investment Portfolio as of March 31, 2023

At March 31, 2023, SuRo Capital held positions in 37 portfolio companies – 33 privately held and 4 publicly held – with an aggregate fair value of approximately $165.1 million, excluding short-term US treasuries. The Company’s top five portfolio company investments accounted for approximately 59% of the total portfolio at fair value as of March 31, 2023.

Top Five Investments as of March 31, 2023

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Learneo, Inc. (f/k/a Course Hero, Inc.)	$15.0	$50.8	30.8%
Colombier Sponsor LLC	2.7	14.8	9.0
Blink Health, Inc.	15.0	11.7	7.1
Locus Robotics Corp.	10.0	10.0	6.1
Architect Capital PayJoy SPV	10.0	10.0	6.1
Total(1)	$52.7	$97.3	58.9%

(1)	Total may not sum due to rounding.

First Quarter 2023 Investment Portfolio Activity

During the three months ended March 31, 2023, SuRo Capital funded the following follow-on investments (excluding short-term US treasuries):

Portfolio Company	Investment	Transaction Date	Amount
Orchard Technologies, Inc.	Series 1 Senior Preferred	1/13/2023	$2.0 million
True Global Ventures 4 Plus Pte Ltd(1)	Limited Partner Fund Investment	3/31/2023	$1.3 million

(1)	The previously unfunded capital commitment of $1.3 million was deemed fully contributed in lieu of cash distributions.

During the three months ended March 31, 2023, SuRo Capital exited or received proceeds from the following investments (excluding short-term US treasuries):

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
Kahoot! ASA(2)	Various	38,305	$1.97	$0.1 million	$(0.1 million)
NewLake Capital Partners, Inc.(3)	Various	123,938	$18.50	$2.3 million	$(0.2 million)
Rent The Runway, Inc.(4)	1/4/2023	79,191	$3.05	$0.2 million	$(1.0 million)
Residential Homes For Rent, LLC (d/b/a Second Avenue)(5)	Various	N/A	N/A	$0.3 million	$-
True Global Ventures 4 Plus Pte Ltd(6)	3/31/2023	N/A	N/A	$1.3 million	$1.3 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of March 8, 2023, SuRo Capital had sold its remaining Kahoot! ASA public common shares.
(3)	As of March 31, 2023, SuRo Capital held 105,820 remaining NewLake Capital Partners, Inc. public common shares.
(4)	As of January 4, 2023, SuRo Capital had sold its remaining Rent the Runway, Inc. public common shares.
(5)	During the three months ended March 31, 2023, approximately $0.3 million was received from Residential Homes For Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, approximately $0.3 million repaid a portion of the outstanding principal and the remaining was attributed to interest.
(6)	The previously unfunded capital commitment of $1.3 million was deemed fully contributed in lieu of cash distributions.

Subsequent to quarter-end, through May 9, 2023, SuRo Capital exited or received proceeds from the following investments (excluding short-term US treasuries):

Portfolio Company	Transaction Date	Net Proceeds	Realized Loss
Ozy Media, Inc.(1)	5/4/2023	$-	$(10.9 million)
Residential Homes For Rent, LLC (d/b/a Second Avenue)(2)	4/21/2023	$0.1 million	$-

(1)	On May 4, 2023, SuRo Capital abandoned its investment in Ozy Media, Inc.
(2)	Subsequent to March 31, 2023, $0.1 million was received from Residential Homes for Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, $0.1 million repaid a portion of the outstanding principal and the remaining proceeds were attributed to interest.

First Quarter 2023 Financial Results

	Quarter Ended March 31, 2023		Quarter Ended March 31, 2022
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(4.2)	$(0.15)	$(4.2)	$(0.14)

Net realized gain on investments	0.2	0.01	3.1	0.10

Net change in unrealized appreciation of investments	8.6	0.30	21.6	0.69

Net increase in net assets resulting from operations – basic (2)	$4.6	$0.16	$20.5	$0.66

Dividends declared	-	-	(3.4)	(0.11)

Issuance of common stock from public offering	-	-	0.2	0.01

Repurchase of common stock	-	-	(1.4)	(0.06)

Stock-based compensation	0.4	0.04	(0.0)	0.01

Increase in net asset value(2)	$5.0	$0.20	$15.9	$0.50

(1)	Based on basic weighted-average number of shares outstanding for the relevant period.
(2)	Total may not sum due to rounding.

Weighted-average common basic shares outstanding were approximately 28.4 million and 31.2 million for the quarters ended March 31, 2023 and 2022, respectively. As of March 31, 2023, there were 28,338,580 shares of the Company’s common stock outstanding.

SuRo Capital’s liquid assets were approximately $135.6 million as of March 31, 2023, consisting of cash, short-term US treasuries, and securities of publicly traded portfolio companies not subject to lock-up restrictions at quarter-end.

Modified Dutch Auction Tender Offer

On March 17, 2023, our Board of Directors authorized a Modified Dutch Auction Tender Offer (“Tender Offer”) to purchase up to 3.0 million shares of our common stock at a price per share between $3.00 and $4.50, using available cash. In accordance with the Tender Offer, on April 21, 2023, the Company repurchased 3,000,000 shares at a price of $4.50 per share, representing 10.6% of its outstanding shares. The per share purchase price of properly tendered shares represents 60.9% of net asset value per share as of December 31, 2022.

Share Repurchase Program

Under the Share Repurchase Program, the Company may repurchase its outstanding common stock in the open market provided it complies with the prohibitions under its insider trading policies and procedures and the applicable provisions of the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended.

The dollar value of shares that may yet be purchased by SuRo Capital under the Share Repurchase Program is approximately $16.4 million. The Share Repurchase Program is authorized through October 31, 2023.

Conference Call and Webcast

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET) on May 9, 2023. The conference call access number for U.S. participants is 866-580-3963, and the conference call access number for participants outside the U.S. is +1 786-697-3501. The conference ID number for both access numbers is 0401553. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on May 16, 2023 by dialing 866-583-1035 (U.S.) or +44 (0) 20 3451 9993 (International) and using conference ID number 0401553.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in New York, NY and has offices in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND

LIABILITIES (UNAUDITED)

	March 31, 2023	December 31, 2022
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $154,328,296 and $155,103,810, respectively)	$128,088,500	$130,901,546
Non-controlled/affiliate investments (cost of $41,140,804 and $41,140,804, respectively)	11,270,798	12,591,162
Controlled investments (cost of $19,883,894 and $19,883,894, respectively)	25,728,742	13,695,870
Total Portfolio Investments	165,088,040	157,188,578
Investments in U.S. Treasury bills (cost of $75,497,157 and $84,999,598, respectively)	75,986,912	85,056,817
Total Investments (cost of $290,850,151 and $301,128,106, respectively)	241,074,952	242,245,395
Cash	48,113,676	40,117,598
Escrow proceeds receivable	609,685	628,332
Interest and dividends receivable	105,008	138,766
Deferred financing costs	539,120	555,761
Prepaid expenses and other assets(1)	654,202	727,006
Total Assets	291,096,643	284,412,858
LIABILITIES
Accounts payable and accrued expenses(1)	2,389,773	708,827
Dividends payable	188,357	296,170
6.00% Notes due December 30, 2026(2)	73,475,444	73,387,159
Total Liabilities	76,053,574	74,392,156

Net Assets	$215,043,069	$210,020,702
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 28,338,580 and 28,429,499 issued and outstanding, respectively)	$283,386	$284,295
Paid-in capital in excess of par	331,306,021	330,899,254
Accumulated net investment loss	(69,054,370)	(64,832,605)
Accumulated net realized gain on investments, net of distributions	2,741,808	2,552,465
Accumulated net unrealized appreciation/(depreciation) of investments	(50,233,776)	(58,882,707)
Net Assets	$215,043,069	$210,020,702
Net Asset Value Per Share	$7.59	$7.39

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of March 31, 2023, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.53%) had a face value $75,000,000. As of December 31, 2022, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.53%) had a face value $75,000,000.

SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$49,475	$162,455
Dividend income	63,145	130,645
Controlled investments:
Interest income	236,000	290,000
Interest income from U.S. Treasury bills	950,462	—
Total Investment Income	1,299,082	583,100
OPERATING EXPENSES
Compensation expense	2,136,754	1,860,702
Directors’ fees	160,565	160,565
Professional fees	990,834	1,272,713
Interest expense	1,213,286	1,200,786
Income tax expense	529,780	2,050
Other expenses	489,628	310,989
Total Operating Expenses	5,520,847	4,807,805
Net Investment Loss	(4,221,765)	(4,224,705)
Realized Gain on Investments:
Non-controlled/non-affiliated investments	189,343	3,096,275
Net Realized Gain on Investments	189,343	3,096,275
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(2,063,577)	21,743,987
Non-controlled/affiliate investments	(1,320,364)	(289,102)
Controlled investments	12,032,872	130,000
Net Change in Unrealized Appreciation/(Depreciation) of Investments	8,648,931	21,584,885
Net Change in Net Assets Resulting from Operations	$4,616,509	$20,456,455
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$0.16	$0.66
Diluted(1)	$0.16	$0.66
Weighted-Average Common Shares Outstanding
Basic	28,378,529	31,228,046
Diluted(1)	28,378,529	31,228,046

(1)	For the three months ended March 31, 2023 and March 31, 2022, there were no potentially dilutive securities outstanding.

SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Per Basic Share Data
Net asset value at beginning of the year	$7.39	$11.72
Net investment loss(1)	(0.15)	(0.14)
Net realized gain on investments(1)	0.01	0.10
Net change in unrealized appreciation/(depreciation) of investments(1)	0.30	0.69
Dividends declared	—	(0.11)
Issuance of common stock from public offering(1)	—	0.01
Repurchase of common stock(1)	—	(0.06)
Stock-based compensation(1)	0.04	0.01
Net asset value at end of period	$7.59	$12.22
Per share market value at end of period	$3.62	$8.63
Total return based on market value(2)	(4.74)%	(31.72)%
Total return based on net asset value(2)	2.71%	5.03%
Shares outstanding at end of period	28,338,580	31,164,443
Ratios/Supplemental Data:
Net assets at end of period	$215,043,069	$380,701,527
Average net assets	$209,347,362	$364,015,960
Ratio of net operating expenses to average net assets(3)	10.70%	5.39%
Ratio of net investment loss to average net assets(3)	(8.18)%	(4.73)%
Portfolio Turnover Ratio	1.24%	—%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends and equity issuances. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends and equity issuances.
(3)	Financial highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.